UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

12 East 49th Street 11th Floor – Suite 825
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PC	New York Stock Exchange
8.875% Senior Notes due 2029	MFAN	New York Stock Exchange
9.000% Senior Notes due 2029	MFAO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On October 8, 2026, MFA Financial, Inc. (“MFA” or the “Company”) announced that Craig L. Knutson, age 67, will be retiring as Chief Executive Officer of the Company effective June 30, 2027, after having served as MFA’s CEO or Co-CEO since July 2017. Following his retirement, it is expected that Mr. Knutson will continue to serve on the Board of Directors of the Company, subject to his election by the stockholders of MFA at the Company’s 2027 annual meeting of stockholders, which is expected to be held in June 2027.

(c) and (d)  On October 8, 2026, MFA announced the appointment of Bryan Wulfsohn, age 43, as CEO of the Company, effective July 1, 2027, following the retirement of Mr. Knutson. Mr. Wulfsohn, who joined MFA in 2010, has been the Company’s President since September 2024 and its Chief Investment Officer or Co-Chief Investment Officer since 2019. In addition, on October 8, 2026, MFA announced that Mr. Wulfsohn will become a member of its Board of Directors, effective January 1, 2027.

A copy of the press release announcing Mr. Knutson’s retirement and Mr. Wulfsohn’s appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(e)  Amendment No. 3 to Amended and Restated Employment Agreement with Craig L. Knutson

In connection with Mr. Knutson’s expected retirement, the Company and Mr. Knutson entered into Amendment No. 3, dated as of October 2, 2026 (the “Knutson Amendment”), to the Amended and Restated Employment Agreement, entered into as of February 22, 2021, as previously amended by amendments no. 1 and no. 2 thereto (as amended, the “Knutson A&R Employment Agreement”). Under the terms of the Knutson A&R Employment Agreement as modified by the Knutson Amendment, for 2027 Mr. Knutson will be entitled to a grant of time-based restricted stock units (“TRSUs”) with a grant date value of $843,000 and a grant of performance-based restricted stock units (“PRSUs”) with a grant date value of $1,264,500 (which, in each case, reflects a 50% decrease from the grant date value of the TRSU and PRSU awards made to Mr. Knutson in 2026). The Knutson Amendment also specifies Mr. Knutson’s retirement date of June 30, 2027, and the Company’s agreement to nominate him to stand for election to its Board of Directors at the Company’s 2027 annual meeting of stockholders. The Knutson Amendment does not alter the remaining operative terms of the Knutson A&R Employment Agreement, including base salary, target bonus, payments in connection with certain terminations of employment (including retirement) and restrictive covenants, which remain unchanged from those previously disclosed in filings made with the Securities and Exchange Commission.

A copy of the Knutson Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The above description of the principal terms of the Knutson Amendment is a summary only and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated by reference herein.

Amended and Restated Employment Agreement with Bryan Wulfsohn; and Employment Agreement with Michael C. Roper

On October 2, 2026, the Company entered into (i) an amended and restated employment agreement with Bryan Wulfsohn, President and Chief Investment Officer of the Company (the “Wulfsohn A&R Employment Agreement”), and (ii) an employment agreement with Michael C. Roper, Senior Vice President and Chief Financial Officer of the Company (the “Roper Employment Agreement” and together with the Wulfsohn A&R Employment Agreement, the “Employment Agreements”). Set forth below is a summary of the principal terms and conditions of the Employment Agreements.

Term

Each of the Wulfsohn A&R Employment Agreement and the Roper Employment Agreement has a term running through December 31, 2027, which automatically renews for an additional one-year period at the end of the initial term and each year thereafter, unless either MFA or the executive gives the other party written notice of its or his intent not to renew the term of at least 31 days prior to the end of the then current-term.

Base Salary

Under the terms of the Wulfsohn A&R Employment Agreement, Mr. Wulfsohn is entitled to receive an annualized base salary of $700,000 for the year ending December 31, 2026 (which is unchanged from the level previously disclosed for 2025), and effective January 1, 2027, he will be entitled to receive an annualized base salary of $762,500. Mr. Wulfsohn’s 2027 base salary, as well as the target amount of his 2027 annual performance-based bonus and grant date values of his 2027 equity awards, which are described below, are reflective of his position as President of the Company through June 30, 2027, and his promotion to Chief Executive Officer of the Company as of July 1, 2027, following Mr. Knutson’s retirement.

Under the terms of the Roper Employment Agreement, Mr. Roper is entitled to receive an annualized base salary of $550,000 for the year ending December 31, 2026, and effective January 1, 2027, he will be entitled to receive an annualized base salary of $575,000. Generally, the base salary of each executive may be increased by the Compensation Committee (the “Compensation Committee”) of the Board of Directors but not decreased unless in connection with an overall reduction in base salaries for the Company’s senior executives.

Annual Performance-Based Bonus

During the term of the Employment Agreements each executive is eligible to receive an annual performance-based bonus (the “Annual Bonus”) based on the performance of the Company and the applicable executive during the 12-month period beginning December 1st and ending on November 30th of the next succeeding year (each 12-month period being a performance period). Pursuant to the terms of the Wulfsohn A&R Employment Agreement, for the performance period that began on December 1, 2025 (the 2026 performance period), Mr. Wulsohn’s target annual bonus (the “Overall Target Bonus”) is $1,450,000, and for the performance period beginning on December 1, 2026 (the 2027 performance period), his Overall Target Bonus will be $1,700,000. Pursuant to the terms of the Roper Employment Agreement, for the 2026 performance period (which commenced prior to the execution of the Roper Employment Agreement), Mr. Roper has no Overall Target Bonus, and his Annual Bonus for such performance period will be determined in the discretion of the Compensation Committee. For the 2027 performance period Mr. Roper’s Overall Target Bonus will be $850,000. Generally, each executive’s Overall Target Bonus may be increased by the Compensation Committee but not decreased unless in connection with an overall reduction in target bonuses for the Company’s senior executives.

The Employment Agreements provide that each executive’s Annual Bonus is comprised of two components: (i) a portion of the Annual Bonus is payable based on the achievement of objective performance goals established annually by the Compensation Committee (the “Formulaic Bonus”), and (ii) a portion of the Annual Bonus is based on the executive’s individual performance and other factors determined annually by the Compensation Committee (the “IRM Bonus”). (For Mr. Roper, this Annual Bonus structure will take effect beginning with the 2027 performance period.) For each executive: (a) 75% of the Overall Target Bonus is allocated to the Formulaic Bonus, and (b) 25% of the Overall Target Bonus is allocated to the IRM Bonus. The amount of the Annual Bonus ultimately paid to an executive for each performance period may range from zero to 200% of his Overall Target Bonus. Each executive’s Annual Bonus shall be paid in the form of cash.

Formulaic Bonus. For each performance period the target amount of the Formulaic Bonus (the “Target Formulaic Bonus”) for each executive is equal to 75% of his Overall Target Bonus. For the 2026 performance period Mr. Wulfsohn’s Target Formulaic Bonus is $1,087,500, and for the 2027 performance period his Target Formulaic Bonus will be $1,275,000. For the 2027 performance period Mr. Roper’s Target Formulaic Bonus will be $637,500. Each executive is eligible to receive from zero to 200% of his Target Formulaic Bonus. The actual amount of the Formulaic Bonus to be paid to each executive is based on Company’s achievement of the objective measures determined by the Compensation Committee for the applicable performance period relative to threshold, target, and maximum performance goals established by the Compensation Committee for such performance period.

IRM Bonus. For each performance period the target amount of the IRM Bonus (the “Target IRM Bonus”) for each executive is equal to 25% of his Overall Target Bonus. For the 2026 performance period Mr. Wulfsohn’s Target IRM Bonus is $362,500, and for the 2027 performance period his Target IRM Bonus will be $425,000. For the 2027 performance period Mr. Roper’s Target IRM Bonus will be $212,500. Each executive is eligible to receive from zero to 200% of his Target IRM Bonus. The actual amount of the IRM Bonus to be paid to the executive is determined by the Compensation Committee in its discretion based upon any factors it deems relevant and appropriate, including, without limitation, the executive’s individual performance.

Equity Awards

Each of the Wulfsohn A&R Employment Agreement and the Roper Employment Agreement provides that if the executive is employed by the Company on the applicable grant date, he is entitled to receive an annual grant of restricted stock units, which will be comprised of TRSUs and PRSUs. The TRSUs and PRSUs are subject to the terms of the Company’s Equity Compensation Plan, as may be amended, or any successor plan, and an applicable award agreement entered into between the executive and the Company.

TRSUs. Under the terms of the Wulfsohn A&R Employment Agreement, Mr. Wulfsohn will be entitled to receive an annual grant of TRSUs with an aggregate grant date value of $1,160,000. Under the terms of the Roper Employment Agreement, Mr. Roper will be entitled to receive an annual grant of TRSUs with an aggregate grant date value of $500,000. Under the Employment Agreements, the Compensation Committee may increase or decrease the aggregate grant date value for any annual grant of TRSUs made in future years.

Except in certain circumstances described below in “Payments and Other Benefits upon Termination of Employment,” each TRSU award will vest on the third December 31st to occur following the date of grant, subject to the executive’s continued employment with the Company. Upon vesting, each executive will receive one share of MFA common stock for each vested TRSU.

If dividends are paid on MFA common stock during the period in which TRSUs are outstanding, each executive will be credited with an amount, per TRSU, equal to the amount of dividends declared and paid in accordance with the terms and conditions of the applicable award agreement.

PRSUs. Under the terms of the Wulfsohn A&R Employment Agreement, Mr. Wulfsohn will be entitled to receive an annual grant of PRSUs with an aggregate grant date value (the “PRSU Grant Date Value”) of $1,740,000. Under the terms of the Roper Employment Agreement, Mr. Roper will be entitled to receive an annual grant of PRSUs with an aggregate grant date value of $750,000. Under the Employment Agreements, the Compensation Committee may increase or decrease the PRSU Grant Date Value for any annual grant of PRSUs made in future years.

A portion of each annual PRSU award will vest based on the Company’s level of absolute total stockholder return (“TSR”) during the applicable three-year performance period and a portion will vest based on the Company’s level of TSR during the applicable three-year performance period relative to the TSR during such period of a peer group of companies designated by the Compensation Committee at the time of each grant. (The PRSUs that vest based on the Company’s level of absolute TSR are hereinafter referred to as the “Absolute TSR PRSUs,” and the PRSUs that vest based on the Company’s level of relative TSR are hereinafter referred to as the “Relative TSR PRSUs.”) Except in certain circumstances described below in “Payments and Other Benefits upon Termination of Employment,” PRSUs will vest on the last day of the applicable performance period, subject to the level of performance achieved and the executive’s continued employment with the Company.

Each annual grant of PRSUs provides for a target grant of Absolute TSR PRSUs (the “Absolute TSR Target Award”) and a target grant of Relative TSR PRSUs (the “Relative TSR Target Award”). For each executive, the Absolute TSR Target Award is a number of PRSUs equal to the quotient of (a) 50% of the executive’s PRSU Grant Date Value divided by (b) the grant date fair value per unit of one Absolute TSR PRSU. Similarly, the Relative TSR Target Award for each executive is a number of PRSUs equal to (a) 50% of the executive’s PRSU Grant Date Value divided by (b) the grant date fair value per unit of one Relative TSR PRSU.

The actual number of Absolute TSR PRSUs that vest will be based on the level of the Company’s cumulative total stockholder return (i.e., share price appreciation or depreciation, as the case may be, plus dividends divided by initial share price) relative to an 8% per annum simple TSR for the three-year performance period beginning on January 1 of the year of grant (e.g., the performance period for the PRSUs to be granted in 2027 will be January 1, 2027 through December 31, 2029). To determine the actual number of Absolute TSR PRSUs that will vest, the target number of each grant of Absolute TSR PRSUs will be adjusted up or down at the end of the applicable three-year performance period based on the Company’s cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target number (reflecting 0% per annum TSR during the performance period) to 200% of the target number (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target number vesting if TSR of 8% per annum is achieved during the performance period.

The actual number of Relative TSR PRSUs that vest will be based on the Company’s cumulative TSR during the applicable three-year performance period (beginning on January 1st of the year of grant) as compared to the cumulative TSR of designated peer group companies for such performance period. To the extent that the Company’s TSR rank is less than or equal to the 25th percentile when compared to the TSR of the members of the peer group, the executive will vest in 0% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. To the extent that the Company’s TSR rank is in the 50th percentile, the executive will vest in 100% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. To the extent that the Company’s TSR rank is greater than or equal to the 80th percentile, the executive will vest in 200% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period. To the extent that the Company’s TSR ranking falls in between the percentiles identified in the preceding sentences, the number of Relative TSR PRSUs that vest will be interpolated. The terms of the Relative TSR PRSUs also provide that, regardless of the Company’s TSR rank, in the event the Company has negative TSR for a performance period, the executive will not vest in more than 100% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period.

Absolute TSR PRSUs and Relative TSR PRSUs that do not vest at the end of the performance period will be forfeited. The executive will receive one share of MFA common stock for each Absolute TSR PRSU and Relative TSR PRSU that vests, provided that the fair market value of the shares of MFA common stock delivered upon settlement may not exceed 400% of the PRSU Grant Date Value of the PRSUs granted in respect of the completed performance period. Any PRSUs that vest will be subject to an additional one-year deferral prior to settlement, subject to accelerated payout under certain circumstances.

Dividend equivalents will not be paid in respect of the PRSUs during the performance period. Rather, dividend equivalents will accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to the executive in the form of additional shares of MFA common stock in accordance with the terms and conditions of the applicable award agreement. Any dividend equivalents applicable to dividends declared and paid during the deferral period following vesting will generally be paid in cash as and when dividends are declared. Accrued dividend equivalents will only be payable to the extent that the underlying PRSUs vest.

Payments and Other Benefits upon Termination of Employment

The Employment Agreements provide for the payment of severance and other benefits to each of Mr. Wulfsohn and Mr. Roper under various circumstances in which his employment with MFA is terminated.

Death or Disability. In circumstances where termination of the executive’s employment is due to his death or disability (as such term is defined in each of the Employment Agreements), the executive or his legal representative or estate, as the case may be, will be entitled to the following:

(i) aggregate cash severance (generally payable in lump sum in the case of death and installments in the case of disability) equal to the sum of (A) his annual base salary and (B) his Overall Target Bonus for the performance period in which the executive’s death or disability occurs;

(ii) any unpaid Annual Bonus for the Performance Period that ended immediately preceding the executive’s termination;

(iii) in the case of disability only, reimbursement of health insurance premiums for the executive and his eligible dependents for a period of 18 months following such termination; and

(iv) immediate vesting of all outstanding unvested equity-based awards; provided, however, that performance-based equity awards will continue to vest in accordance with their respective terms and conditions determined as though the executive remained actively employed through the end of the applicable performance period (or if termination occurs within 24 months following a change of control, vesting will be based on the number of shares that vest based on actual performance measured as of the date of the change of control).

Termination without Cause or Resignation for Good Reason. In circumstances where Mr. Wulfsohn’s or Mr. Roper’s employment is terminated (a) by MFA without cause (as such term is defined in each of the Employment Agreements), including a determination by the Company not to renew the term of the executive’s employment agreement, or (b) by the executive for good reason (as such term is defined in each of the Employment Agreements), except as described below with respect to a change of control, the executive will be entitled to the following:

(i) aggregate cash severance equal to the sum of (A) his annual base salary and (B) his Overall Target Bonus for the performance period in which the notice of termination is provided, which will be payable over the twelve-month period following termination; provided that, in the case of Mr. Wulfsohn only, following his promotion to CEO, the cash severance amount payable will be equal to two times the sum of (X) his annual base salary and (Y) his Overall Target Bonus for the performance period in which the notice of termination is provided, which will be payable over the 24-month period following termination;

(ii) any unpaid Annual Bonus for the Performance Period that ended immediately preceding the date on which notice of termination is provided;

(iii) a lump sum payment equal to a pro-rated Overall Target Bonus for the year in which the notice of termination is provided;

(iv) reimbursement of health insurance premiums for the executive and his eligible dependents for a period of 12 months following such termination; and

(v) immediate vesting of all outstanding unvested equity-based awards; provided, however, that performance-based equity awards will continue to vest in accordance with their respective terms and conditions determined as though the executive remained employed through the end of the applicable performance period.

Termination Related to Change in Control. Each of the Employment Agreements provides that in the event the executive’s employment is terminated by the Company other than for cause (including upon a determination by the Company not to renew the term of his Employment Agreement) or the executive terminates his employment for good reason, in either case, during the 24-month period following a change in control of the Company (or, in certain limited instances, within the three-month period preceding a change in control of the Company), he will be entitled to the following (in lieu of the amounts described above): (i) a lump sum severance payment equal to two times the sum of (A) his annual base salary and (B) the Overall Target Bonus for the performance period in which the notice of termination is provided; (ii) immediate vesting of all outstanding unvested equity-based awards (which, for performance-based equity awards, will be based on actual performance measured as of the date of the change in control, with the performance goals adjusted, as applicable, for the reduced performance period); (iii) reimbursement of health insurance premiums for the executive and his eligible dependents for a period of 18 months following such termination; (iv) a lump sum payment equal to a pro-rated Overall Target Bonus for the year in which the notice of termination is provided; and (v) any unpaid Annual Bonus for the Performance Period that ended immediately preceding the date on which notice of termination was provided.

Notice of Termination

Each executive must generally provide 90 days’ notice prior to his resignation, and the Company generally must provide 90 days’ notice prior to terminating the executive, except in certain circumstances. During this 90-day period after any such notice has been given, the executive will continue to receive base salary and benefits but will be ineligible to receive an Annual Bonus for any Performance Period that was not completed as of the beginning of the 90-day period and will not be eligible to receive any further awards of TRSUs or PRSUs.

Other Terms and Provisions

In addition, each Employment Agreement provides that if any payments or benefits provided to the executive would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax, if such reduction would give the executive a better after-tax result than if he received the full payments and benefits and paid the excise tax.

Each of the Employment Agreements also contains customary confidentiality, non-disparagement, non-solicitation and non-competition covenants, as well as other terms customary for agreements applicable to senior executives.

A copy of each of the Wulfsohn A&R Employment Agreement and the Roper Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and Exhibit 10.3, respectively. The above descriptions of the principal terms of the Wulfsohn A&R Employment Agreement and the Roper Employment Agreement are summaries only and are qualified in their entirety by reference to the applicable exhibit, each of which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On October 8, 2026, MFA announced that Andrew P. Kail, age 57, will join the Company as its Chief Investment Officer, effective January 1, 2027. Mr. Kail served most recently as Managing Director, Head of Residential Lending, at Starwood Capital Group, a position he held from 2022 through earlier this year. Prior thereto, he was Director of Business Development at Aspen Capital from 2019 to 2022. Earlier in his career Mr. Kail also held senior leadership positions in mortgage finance with Fortress Investment Group, RBS Securities Inc. and Bear Stearns & Co., Inc.

A copy of the press release announcing Mr. Kail’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3, dated as of October 2, 2026, to Amended and Restated Employment Agreement, entered into as of February 22, 2021, by and between the Company and Craig L. Knutson.

10.2	Amended and Restated Employment Agreement, dated as of October 2, 2026, by and between the Company and Bryan Wulfsohn.

10.3	Employment Agreement, dated as of October 2, 2026, by and between the Company and Michael C. Roper.

99.1	Press Release, dated October 8, 2026, of MFA Financial Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

By:	/s/ Harold E. Schwartz
	Name:	Harold E. Schwartz
	Title:	Senior Vice President and General Counsel

Date: October 8, 2026